EXHIBIT 10.3

MODIFICATION NO. 3 TO AMENDED AND RESTATED REVOLVING LOAN AND

SECURITY AGREEMENT AND NOTES SECURED BY DEED OF TRUST

This Modification No. 3 to Amended and Restated Revolving Loan and Security Agreement and Notes Secured by Deed of Trust (“Modification”), dated as of February 20, 2004 (“Effective Date”), is entered into by Toyota Motor Credit Corporation, a California corporation (“TMCC”), Lithia Real Estate, Inc., an Oregon corporation (“Borrower”), with reference to the following:

A.            TMCC has made or may make Advances to Borrower up to the principal amount of Forty Million Dollars ($40,000,000) and certain Term Loans (collectively the “Loan”).  The Loan is evidenced by that certain Amended and Restated Loan and Security Agreement, dated May 10, 2002, as amended by that certain Modification No. 1 to Amended and Restated Revolving Loan and Security Agreement and Note Secured by Deed of Trust dated July 8, 2003 (“Modification No. 1”) and as further amended by that certain Modification No. 2 to Amended and Restated Revolving Loan and Security Agreement and Note Secured by Deed of Trust dated November 1, 2003 (“Modification 2”)(collectively, as amended, the “Loan Agreement”).  The Loan Agreement and all other documents now or hereafter executed which evidence or further secure the Loan, as the Loan may from time to time be modified, supplemented, extended or renewed, are hereinafter collectively referred to as the “Loan Documents.”

B.            Borrower has requested that TMCC remove as a negative covenant in the Loan Agreement, the limitation on additional indebtedness.

C.            TMCC is willing to agree to Borrower’s requests on the condition that the Loan Documents are amended as provided herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained in this Modification the parties agree as follows:

1.             Definitions.  All capitalized terms used herein shall have the meanings given to them in the Loan Agreement unless otherwise specifically defined herein.

2.             Modifications to Loan Agreement.  The Loan Agreement is amended by deleting Section 7.4 in its entirety.

3.             Conditions to the Effective Date.  The amendment provided for herein shall be effective as of the date indicated above provided that the following conditions shall have been met by Borrower or waived by TMCC or as otherwise specifically provided for herein:

a.             Borrower shall have paid to TMCC all applicable late charges, accrued interest, and other payments due and payable to TMCC under the Loan Documents as of the date hereof; and

b.             Borrower shall not be in default under the Loan Documents and no event shall have occurred which with the passing of time or giving of notice would be a default thereunder.

c.             Borrower shall have executed and delivered such additional instruments and documentation relating to the Loan as TMCC may require, in TMCC’s sole discretion.

4.             Representations and Warranties.  The Borrower and Guarantor each hereby restate and reaffirm to TMCC all of the representations and warranties contained in the Loan Agreement as if made on the date hereof and fully set forth herein.

5.             Effect of Agreement.  As amended herein, all of the terms, covenants and conditions of the Notes and other Loan Documents remain in full force and effect.  All references in the Loan Documents to any Loan Document shall mean as amended by this Modification.  Nothing herein shall be deemed or construed to be an impairment of the lien of the Deed of Trust, and the lien of the Deed of Trust shall remain a first lien encumbering the Property.  To the extent of any conflict between the provisions of the Notes, the Loan Agreement or other Loan Documents and the provisions of this Modification, the provisions of Modification shall prevail and control.  Borrower hereby acknowledges, certifies and reaffirms its obligations under the Loan Documents as modified hereby.

6.             Further Documentation.  The parties agree to execute such further documents as TMCC may from time to time require in order to give full force and effect to this Modification.

7.             Applicable Law.  This Modification shall be governed by the laws of the State of Oregon.

IN WITNESS WHEREOF, the parties hereto have executed this Modification No. 3.

BORROWER:	LITHIA REAL ESTATE, INC.

	By:	/s/ Jeffrey B. DeBoer
Jeffrey B. DeBoer
Senior Vice President and CFO

TMCC	TOYOTA MOTOR CREDIT CORPORATION

	By:	/s/ David Pelliccioni
David Pelliccioni
Group Vice President